Exhibit 13.6

April 26, 2009

California Investment Trust
on behalf of its series,
Equity Income Fund
U.S. Government Securities Fund
The United States Treasury Trust
44 Montgomery Street
Suite 2100
San Francisco, California 94104

SM&R Investments, Inc.
on behalf of its series,
SM&R Growth Fund
SM&R Equity Income Fund
SM&R Balanced Fund
SM&R Government Bond Fund
SM&R Money Market Fund
2450 South Shore Boulevard
Suite 400
League City, Texas 77573

Re:           Responsibility for Certain Reorganization Costs

Ladies and Gentlemen:

Reference is made to the following proposed fund reorganization transactions contemplated under those certain Agreements and Plans of Reorganization between the California Investment Trust, on behalf of its series identified below, and SM&R Investments, Inc., on behalf of its series identified below (each a “Reorganization” and, collectively, the “Reorganizations”):

SM&R Investments, Inc.’s Series (SM&R Funds)	California Investment Trust’s Series (Caltrust Funds)
SM&R Growth Fund	Equity Income Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class T Shares	Direct Shares
SM&R Equity Income Fund	Equity Income Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class T Shares	Direct Shares

SM&R Balanced Fund	Equity Income Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class T Shares	Direct Shares
SM&R Government Bond Fund	Equity Income Fund
Class A Shares	Class A Shares
Class B Shares	Class B Shares
Class T Shares	Direct Shares
SM&R Money Market Fund	The United States Treasury Trust
All Shares	Direct Shares

Regarding each of the proposed Reorganizations, CCM Partners, A California Limited Partnership (“Caltrust Fund Adviser”), the investment adviser to the Caltrust Funds, and Securities Management and Research, Inc. (“SM&R Fund Adviser”), the investment adviser to the SM&R Funds, hereby agree to be responsible for the expenses and costs of each Reorganization, except for the following:

(1)
The Caltrust Funds will bear the expenses associated with Caltrust Fund Board of Trustees’ counsel and for the qualification of the Caltrust Funds’ shares for sale in various states on an as incurred basis; and

(2)
The Caltrust Funds and SM&R Funds will bear any transaction costs and expenses associated with the purchase and./or sale of portfolio securities to the extent that any transition of portfolio securities is required in connection with the Reorganizations (either before or after consummation).

The costs and expenses for which the Caltrust Fund Adviser and SM&R Fund Adviser are responsible may be paid by either the Caltrust Fund Adviser or the SM&R Fund Adviser, or affiliates of either of them, as mutually agreed between them consistent with that certain Agreement, dated February 22, 2010, between the SM&R Fund Adviser and the Caltrust Fund Adviser.

Sincerely,

CCM PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP
By:    RFS Partners, a California Limited Partnership, General Partner,
By:    RFS, Inc., General Partner of RFS Partners

By:    /s/ Stephen C. Rogers
         Stephen C. Rogers, President

SECURITIES MANAGEMENT AND RESEARCH, INC.

By:    /s/ Michael W. McCroskey
         Michael W. McCroskey, President